EXHIBIT 99.2

Runway Buyer, LLC

March 31, 2026 (Unaudited)

Runway Buyer, LLC

CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025

ASSETS

Current assets
Cash and cash equivalents	$6,992,411	$8,186,215
Accounts receivable, net of allowance of $140,000 and $140,000, respectively	27,130,996	26,148,089
Inventory	26,141,704	26,978,934
Prepaid inventory	362,775	153,609
Prepaid expenses and other current assets	831,208	1,180,279
Total current assets	61,459,094	62,647,126

Property, plant and equipment, net	23,235,298	23,319,250
Right of use asset	3,806,737	3,719,544
Right of use asset-related party	2,931,166	3,143,078
Deposits on equipment	610,811	414,295
Intangible assets, net	90,592,110	93,212,110
Goodwill	165,234,007	165,234,007

Total noncurrent assets	286,410,129	289,042,284

Total assets	$347,869,223	$351,689,410

LIABILITIES AND MEMBER'S EQUITY

Current liabilities
Accounts payable	$2,388,837	$3,053,281
Accrued expenses and other current liabilities	6,120,636	7,353,396
Current portion of lease liability	584,726	538,485
Current portion of lease liability-related party	888,755	874,126
Income tax payable	853,618	252,806

Total current liabilities	10,836,572	12,072,094

Long-term debt, net	200,166,576	204,970,135
Long-term lease liability	3,623,172	3,579,644
Long-term lease liability-related party	2,201,450	2,428,923
Deferred income tax, non-current	11,679,772	11,679,772

Total noncurrent liabilities	217,670,970	222,658,474

Total liabilities	228,507,542	234,730,568

Commitments and contingencies
Total member's equity	119,361,681	116,958,842

Total liabilities and member's equity	$347,869,223	$351,689,410

The accompanying notes are an integral part of these consolidated financial statements.

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2026

Revenues	$33,457,338

Cost of goods sold (exclusive of items below)	(13,430,211)
Selling, general and administrative expense	(9,032,861)
Lease expense	(220,262)
Lease expense-related party	(239,243)
Depreciation	(1,002,525)
Research and development	(2,047,482)

Income from operations	7,484,754

Other expense
Interest expense	(4,465,262)
Other income, net	13,600

Total other expense	(4,451,662)

Income before income taxes	3,033,092

Income tax expense	(630,253)

Net income	$2,402,839

The accompanying notes are an integral part of these consolidated financial statements.

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the three months ended March 31, 2026

	Member’s	Accumulated	Member's
	Interest	Deficit	Equity
Balance at December 31, 2025	$ 165,312,731	$ (48,353,889)	$ 116,958,842
Net income	—	2,402,839	2,402,839
Distributions to members	—	—	—
Balance at March 31, 2026	$ 165,312,731	$ (45,951,050)	$ 119,361,681

The accompanying notes are an integral part of these consolidated financial statements.

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2026

Cash flows from operating activities:
Net income	$2,402,839
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	3,622,525
Amortization of debt issuance costs	196,441
Changes in operating assets and liabilities:
Accounts receivable, net	(982,907)
Inventory	837,230
Prepaid inventory	(209,166)
Prepaid expenses and other current assets	349,071
Right of use asset and lease liability	1,644
Accounts payable	(792,057)
Income taxes receivable/payable	600,812
Payroll liabilities	577,641
Accrued expenses	(1,611,246)
Customer prepayments	(199,155)
Net cash provided by operating activities	4,793,672

Cash flows from investing activities:
Purchases of property and equipment	(987,476)
Net cash used in investing activities	(987,476)

Cash flows from financing activities:
Payments on term debt	(5,000,000)
Net cash used in financing activities	(5,000,000)
CHANGE IN CASH	(1,193,804)
Cash, beginning of year	8,186,215
Cash, end of period	$6,992,411

Supplemental information
Cash paid for interest	$4,268,821
Cash paid for taxes	$28,941
Non-cash investing and financing activities
Property and equipment purchased with accounts payable	$127,613

The accompanying notes are an integral part of these consolidated financial statements.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2026

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

Runway Buyer, LLC (the “Company”) is a Delaware limited liability company and was formed on June 7, 2019 for the purpose of acquiring Riverpoint Medical, LLC (“Riverpoint”) and is a wholly owned subsidiary of Runway Parent, LLC. Headquartered in Portland, Oregon, Riverpoint is a developer, designer, and manufacturer of medical devices focused on advanced surgical fiber and related technologies, such as bio-absorbable sutures, suture-based implantable devices, advanced needles and high strength medical fiber. Riverpoint’s technologies are used in various markets including wound closure, sports medicine, animal health, cardiology and regenerative medicine. The Company manufactures products in its facilities in the United States and Costa Rica.

On July 23, 2026, Novanta Inc., a Canadian corporation, through indirect subsidiaries, completed the acquisition of all of the issued and outstanding limited liability company interests of the Company for approximately $1.2 billion in cash, subject to customary adjustments based on cash, working capital, debt and transaction expenses of the Company as of the closing of the transaction. In addition, a milestone payment amount of $250.0 million remains payable by Novanta Inc. on or before January 8, 2027.

The consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries, Riverpoint Medical, LLC, Riverpoint Medical CR, SRL, and CP Medical Corporation. All intercompany balances have been eliminated.

The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the Company's financial position as of March 31, 2026, and its results of operations and cash flows for the three months ended March 31, 2026.

The condensed consolidated balance sheet as of December 31, 2025 was derived from the audited consolidated financial statements as of that date but does not include all of the information and footnotes required by US GAAP for complete financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2025. The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2026.

In March 2024, the Financial Accounting Standards Board issued Accounting Standards Update 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards. The amendments clarify the application of the scope guidance in Topic 718 to profits interests and similar awards by adding illustrative examples addressing common award features. The Company adopted the amendments on January 1, 2026 using the retrospective transition method. The Company previously accounted for its profits interest unit awards as share-based payment arrangements under Topic 718. Accordingly, adoption of the amendments did not change the Company’s accounting for those awards and did not have a material effect on its condensed consolidated financial statements.

Other than the change mentioned above, there have been no additional material changes to the Company's significant accounting policies from those described in the Company's audited consolidated financial statements as of and for the year ended December 31, 2025. Accordingly, those policies are not repeated herein, and the interim disclosures required by ASC 270 are presented in the notes below.

Revenue Recognition

Contract assets related to revenue were $163,876 and $245,086 as of March 31, 2026 and December 31, 2025, respectively. Contract assets are included in prepaid expenses and other current assets. The Company's contract assets represent unbilled amounts arising when the Company has transferred control of goods to a customer but has not yet issued an invoice; such amounts are reclassified to accounts receivable once the right to consideration becomes unconditional. Contract liabilities consist of payments from customers in advance of satisfying performance obligations. Contract liabilities

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2026

related to customer prepayments and accrued customer rebates totaled $1,310,908 and $3,312,226 as of March 31, 2026 and December 31, 2025, respectively.

The following table presents revenue disaggregated by geography during the three months ended March 31, 2026:

Three months ended March 31, 2026

United States	$27,879,273
Rest of Americas	2,151,231
Europe	1,978,767
Asia	1,040,390
Other	407,677

Total	$33,457,338

Fair Value of Financial Instruments

The carrying amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair values because of the short-term maturities of these instruments. The Company's long-term debt bears interest at variable rates that reset periodically with prevailing market rates; accordingly, the carrying amount of the Company's long-term debt approximates its fair value as of March 31, 2026 and December 31, 2025. The fair value of the Company's long-term debt is categorized within Level 2 of the fair value hierarchy. There were no transfers between levels of the fair value hierarchy during the three months ended March 31, 2026.

NOTE 2 – supplemental balance sheet information

Inventories, net of reserve of $820,426 and $989,667 as of March 31, 2026 and December 31, 2025, respectively, consisted of the following:

	March 31, 2026	December 31, 2025

Raw materials	$ 21,918,951	$ 22,916,340
Work in process	1,824,272	1,300,001
Finished goods	2,398,481	2,762,593

Total inventory	$ 26,141,704	$ 26,978,934

Accrued expenses and other current liabilities as of March 31, 2026 and December 31, 2025, respectively, consisted of the following:

	March 31, 2026	December 31, 2025

Payroll liabilities	$ 3,715,884	$ 3,138,243
Accrued rebates	233,754	2,035,917
Customer prepayments	1,077,154	1,276,309
Other	1,093,844	902,927

Total accrued expenses and other current liabilities	$ 6,120,636	$ 7,353,396

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2026

NOTE 3 - PROPERTY AND EQUIPMENT

The estimated useful lives, cost, and accumulated depreciation of property and equipment as of March 31, 2026 and December 31, 2025 are as follows:

	Useful Life	March 31, 2026	December 31, 2025

Leasehold improvement	15 - 40 Years	$ 10,169,372	$ 9,994,085
Cleanroom equipment	5 - 10 Years	3,339,320	3,292,866
Production equipment	7 - 10 Years	16,665,039	16,125,430
Molds and dyes	7 Years	862,727	862,727
Office equipment	5 - 7 Years	1,612,700	1,583,707
Furniture and fixtures	7 Years	846,260	829,114

		33,495,418	32,687,929

Less: accumulated depreciation		(11,358,331)	(10,355,807)

		22,137,087	22,332,122

Construction in progress		1,098,211	987,128

Total property and equipment, net		$ 23,235,298	$ 23,319,250

Depreciation expense was $1,002,525 for the three months ended March 31, 2026.

NOTE 4 - INTANGIBLE ASSETS

Identifiable intangible assets consist of the following as of March 31, 2026 and December 31, 2025:

	March 31, 2026			December 31, 2025
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer relationships	$ 134,300,000	$ (60,021,640)	$ 74,278,360	$ 134,300,000	$ (57,497,473)	$ 76,802,527
Developed technology	4,400,000	(2,086,250)	2,313,750	4,400,000	(1,990,417)	2,409,583
Amortizable intangible assets	138,700,000	(62,107,890)	76,592,110	138,700,000	(59,487,890)	79,212,110
Non-amortizable intangible assets:
Trade name	14,000,000	—	14,000,000	14,000,000	—	14,000,000
Total intangible assets	$ 152,700,000	$ (62,107,890)	$ 90,592,110	$ 152,700,000	$ (59,487,890)	$ 93,212,110

The weighted average remaining useful life of the intangibles was approximately 8 years as of March 31, 2026 and December 31, 2025, respectively.

Amortization expense was $2,620,000 for the three months ended March 31, 2026 and is included in Selling, general, and administrative expenses.

The net carrying amount of identifiable intangible assets was $90,592,110 as of March 31, 2026. The detailed composition of intangible assets by cost and accumulated amortization as of December 31, 2025 is presented in the Company’s audited

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2026

consolidated financial statements; there were no material changes in the composition of intangible assets during the three months ended March 31, 2026 other than amortization recognized in the ordinary course.

Estimated future amortization expense for the five succeeding years and thereafter is as follows:

Year Ending December 31,

2026 (remaining nine months)	$ 7,860,000
2027	10,480,000
2028	10,480,000
2029	9,929,998
2030	9,380,000
Thereafter	28,462,112

$ 76,592,110

NOTE 5 - GOODWILL

The goodwill balance was $165,234,007 and $165,234,007 as of March 31, 2026 and December 31, 2025, respectively.

NOTE 6 - LONG-TERM DEBT

The Company has a Credit Agreement with a syndicate of participating lenders, as amended, providing for a term loan and a revolving line of credit with availability of $20,000,000. Borrowings under the term loan bear interest at a variable rate of SOFR plus a leverage-based margin ranging from 4.5% to 6.00%, and the facility matures on June 21, 2027.

Long-term debt consists of the following at March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025

Note payable in quarterly installments payments of $447,202 due in full June 21, 2027, interest at SOFR plus 4.5% - 6.00%.	$ 201,129,155	$ 206,129,155
Line of credit, interest at SOFR plus 4.5% - 6.00%.	—	—

	201,129,155	206,129,155
Less: debt issuance costs	(962,579)	(1,159,020)

	200,166,576	204,970,135
Less: current portion of long-term debt	—	—

	$ 200,166,576	$ 204,970,135

During the three months ended March 31, 2026, the Company made voluntary prepayments on its term loan in excess of the required scheduled principal payments. As a result, no principal payments are contractually due within the next twelve months as of March 31, 2026, and therefore no current portion of long‑term debt is presented on the consolidated balance sheet. The Company does not incur commitment fees, and no special withdrawal conditions exist beyond standard default provisions.

The line of credit requires payment of a fee payable to each lender party to the agreement, in proportion to that Lender’s pro rata share in respect of the line commitments equal to the average of the daily excess of the line of credit availability over the aggregate principal amount outstanding on the line of credit multiplied by 0.375% per annum.

The loans contain a maximum leverage ratio as part of the debt covenant. The Company was in compliance with all covenants as of March 31, 2026. Substantially all the assets of the Company are pledged as collateral to the Credit Agreement. The Credit Agreement requires the Company to maintain a maximum consolidated total leverage ratio not to

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2026

exceed 8.00:1.00, tested on a quarterly basis. The weighted-average interest rate on the Company's outstanding borrowings was 9.00% as of March 31, 2026. The Company's obligations under the Credit Agreement are secured by a first-priority lien on, and security interest in, substantially all of the Company's assets, including accounts receivable, inventory, equipment, intellectual property, and the equity interests of its subsidiaries. There were no covenant violations as of March 31, 2026.

Other than the principal repayment, there were no significant changes in the Company’s long-term debt or other financing arrangements during the three months ended March 31, 2026.

Minimum future principal payments of debt are as follows:

Year Ending December 31,

2026 (remaining nine months)	$ —
2027	201,129,155
2028	—
2029	—
2030	—
Thereafter	—

$ 201,129,155

NOTE 7 - MEMBERSHIP INTERESTS

Runway Buyer is wholly owned by Runway Parent, which is represented by a membership interest of $165,312,731 as of March 31, 2026.

NOTE 8 - INCOME TAXES

The Company's provision for income taxes for the interim period is determined using an estimated annual effective tax rate, adjusted for discrete items recognized in the period, in accordance with ASC 740-270. The Company's effective tax rate was 20.8% for the three months ended March 31, 2026. The effective tax rate differs from the U.S. federal statutory rate of 21% primarily as a result of state taxes and net CFC tested income, offset by foreign-derived deduction eligible income deduction, the Costa Rica tax holiday, and federal tax credits.

As of March 31, 2026, the Company had no federal and state net operating loss carryforwards. For uncertain tax positions, the Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured as the largest amount of liability that is greater than 50% likely of being realized upon ultimate settlement. The Company’s policy is to record tax related interest and penalties within the tax provision. As of March 31, 2026, there are no interest and penalties that relate to uncertain tax positions. As of March 31, 2026, the Company had no unrecognized tax benefits, and accordingly a tabular reconciliation of the beginning and ending balances of unrecognized tax benefits has not been presented. The Company does not expect a significant change in unrecognized tax benefits within the next twelve months. The Company’s foreign operations benefit from a tax holiday, which is set to expire in 2030. This tax holiday may be extended when certain conditions are met or may be terminated early if certain conditions are not met. The tax benefit attributable to this tax holiday, before taking into consideration other U.S. tax provisions, was $80,790 for the three months ending March 31, 2026.

The Company is subject to federal and state income tax. The years that remain subject to examination are 2020 and later for federal and state purposes.

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2026

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company leases its production facility, offices, and a warehouse from a member under an operating lease. The lease requires monthly payments of $58,726 escalating annually by 3%. The current non‑cancellable lease term extends through June 2029 and includes two additional renewal options of five years each. The renewal options are not included in the measurement of the related right‑of‑use asset and lease liability, as the Company is not reasonably certain to exercise the renewal options as of the balance sheet date. If the Company elects to exercise a renewal option, the lease will be remeasured at that time. The Company made lease payments of $176,177 to the member for the three months ended March 31, 2026. ROU asset and lease liability related to the member was $2,126,824 and $2,252,432 as of March 31, 2026 and $2,279,238 and $2,406,060 as of December 31, 2025, respectively.

In 2023 the Company entered into a new operating lease for an office space with Butler Block LLC., which is a related party entity. The lease requires a monthly payment of $21,332 escalating annually by 3%. The current non‑cancellable lease term extends through June 2029 and includes three additional renewal options of five years each. The renewal options are not included in the measurement of the related right‑of‑use asset and lease liability, as the Company is not reasonably certain to exercise the renewal options as of the balance sheet date. If the Company elects to exercise a renewal option, the lease will be remeasured at that time. The Company made lease payments of $63,997 to this member for the three months ended March 31, 2026. The ROU asset and lease liability related to this member was $804,342 and $837,773 as of March 31, 2026 and $863,840 and $896,989 as of December 31, 2025, respectively.

During the three months ended March 31, 2026 the Company made $97,420 of inventory related purchases with Western Filament, Inc, a related party entity.

NOTE 10 - LEASES

The Company has operating leases for corporate offices, warehouses, parking lots, and equipment with terms expiring approximately one year to five years from reporting date, some of which include options to extend the lease.

	March 31, 2026	December 31, 2025

Operating lease right-of-use assets	$ 3,806,737	$ 3,719,544
Operating lease right-of-use assets – related party	2,931,166	3,143,078
Operating lease liabilities	(4,207,898)	(4,118,129)
Operating lease liabilities – related party	(3,090,205)	(3,303,049)
Current lease liabilities	(584,726)	(538,485)
Current lease liabilities – related party	(888,755)	(874,126)
Long-term lease liabilities	(3,623,172)	(3,579,644)
Long-term lease liabilities – related party	(2,201,450)	(2,428,923)

The Company did not incur variable or short‑term lease costs during the periods presented. Accordingly, all lease costs recognized relate to fixed payments under operating leases. For the three months ended March 31, 2026, total operating lease costs were $459,505. The weighted-average remaining lease term was 5.23 years and the weighted-average discount rate was 3.8% as of March 31, 2026. As of December 31, 2025, the weighted-average remaining lease term was 5.31 years and the weighted-average discount rate was 3.7%.

Total cash paid for operating lease liabilities was $387,421 for the three months ended March 31, 2026.

NOTE 11 - CONCENTRATIONS

The Company had two customers with over 10% of total sales accounting for 39% of total sales for the three months ended March 31, 2026. As of March 31, 2026, two customers accounted for 44% of the total accounts receivable balance. There were no vendors with over 10% of total purchases for the three months ended March 31, 2026.

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2026

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Purchase Commitments

There have been no material changes to the Company’s purchase commitments since December 31, 2025.

Legal Proceedings

The Company is subject to various claims, disputes, and legal proceedings that arise in the ordinary course of business. Management assesses the likelihood of any adverse outcomes and records a loss contingency when a loss is both probable and reasonably estimable. Management does not believe that the ultimate resolution of any currently pending matters will have a material adverse effect on the Company's financial position, results of operations, or cash flows. As of March 31, 2026, no material amounts have been accrued for loss contingencies.

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 2, 2026, which is the date these unaudited condensed consolidated financial statements were issued.

On July 23, 2026, Novanta Inc., a Canadian corporation, through indirect subsidiaries, completed the acquisition of all of the issued and outstanding limited liability company interests of the Company for approximately $1.2 billion in cash, subject to customary adjustments based on cash, working capital, debt and transaction expenses of the Company as of the closing of the transaction. In addition, a milestone payment amount of $250.0 million remains payable by Novanta Inc. on or before January 8, 2027. On July 23, 2026, in connection with the closing of the acquisition, the Company’s outstanding bank indebtedness was paid in full out of the purchase price proceeds.